SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             _____________________

                                  FORM 8-K/A
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 JULY 23, 1997
                        (Date of earliest event reported)

                          INTERNATIONAL PAPER COMPANY
             (Exact name of Registrant as specified in its charter)

                New York            1-3157           13-0872805
               (State of       (Commission File    (IRS Employer
             Incorporation)          No.)          Identification
                                                        No.)

                            TWO MANHATTANVILLE ROAD
                              PURCHASE, NEW YORK
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     10577
                                  (ZIP CODE)

                                (914) 397-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                 INTRODUCTION

                    This Form 8-K/A Current Report is being filed on behalf of International Paper Company ("International Paper") to amend the Form 8-K Current Report filed by International Paper on July 24, 1997, which relates to the offer, commenced on July 23, 1997, by Federal Paper Board Company, Inc. (the "Company"), a wholly owned subsidiary of International Paper, to purchase (the "Offer to Purchase") for cash any and all of its outstanding 10% Debentures due April 15, 2011 (the "Debentures") at prices per $1,000 principal amount of Debentures determined continuously during the tender period by reference to a fixed spread of 55 basis points (i.e., 0.55%) over the yield to maturity of the 6 5/8% United States Treasury Notes due May 2007 at the time of acceptance of the Offer (as defined below), plus accrued and unpaid interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, as the same may be amended from time to time (the "Offer").

          Iterm 5.       Other Events.

                   Item 5 is hereby amended and supplemented by the following:

                   Following the expiration of the Offer at 5:00 p.m., New York City time, on Wednesday, August 6, 1997, the Company accepted for payment all Debentures validly tendered pursuant to the Offer. The Company has been informed by J.P. Morgan Securities, Inc. (the "Dealer Manager") that $164,129,000 aggregate principal amount of Debentures had been tendered pursuant to the Offer. A copy of the press release issued by International Paper on August 6, 1997 relating to the completion of the Offer is filed as Exhibit 99(b) hereto and is incorporated herein by reference.

          Item 7.  Financial Statements, Pro Forma Financial
                   Information and Exhibits.

                   Item 7(c) is hereby amended and supplemented by the following:

                   99(b) Press Release, dated August 6, 1997, by
                         International Paper.


                                  SIGNATURES

                   Pursuant to the requirements of the Securities
          Exchange Act of 1934, International Paper has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERNATIONAL PAPER COMPANY

                                   By:  /s/ James W. Guedry
                                   Name:  James W. Guedry
                                   Title:  Vice President and
                                           Secretary

          Dated:  August 6, 1997


                                 EXHIBIT INDEX

          Exhibit No.

            99(b)        Press Release, dated August 6, 1997, by
                         International Paper.